Exhibit 99.1

NETLIST REPORTS FOURTH QUARTER AND FULL YEAR 2012 RESULTS

IRVINE, CALIFORNIA, March 28, 2013 - Netlist, Inc. (NASDAQ: NLST), a leading provider of high performance and hybrid memory solutions for the cloud computing and storage markets, today reported financial results for the fourth quarter and full year ended December 29, 2012.

Revenues for the 12 months ended December 29, 2012, were $36.9 million, compared to revenues of $60.7 million for the 12 months ended December 31, 2011.  Gross profit for the 12 months ended December 29, 2012, was $9.4 million, or 25.5 percent of revenues, compared to a gross profit of $20.3 million, or 33.4 percent of revenues, for the 12 months ended December 31, 2011.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) loss after adding back net interest expense, benefit of income taxes, depreciation, amortization, stock-based compensation and net non-operating expense (income) was $9.6 million for the 12 month period ended December 29, 2012, compared to an adjusted EBITDA loss of $1.5 million for the prior year period.

Net loss for the 12 months ended December 29, 2012, was $14.0 million, or $0.50 loss per share, compared to a net loss in the prior year period of $5.6 million, or $0.22 loss per share.  These results include stock-based compensation expense of $1.9 million for 2012, compared to $1.6 million for 2011.

“Our financial results reflect the transition of our business model from one that is concentrated on customized projects for individual clients, into one that is driven by advanced, IP-based solutions that serve the broader cloud infrastructure,” said C.K. Hong, Chief Executive Officer of Netlist.   “Our new technologies uniquely address growing memory capacity and performance constraints in high-speed servers and storage systems in the cloud.  In the year ahead, we remain focused on working with our major OEM partners to roll out our new products across a wide range of industries.  Despite near-term declines related to our mature business, we believe that this transition period will ultimately lead to a more diversified business model.”

Revenues for the fourth quarter ended December 29, 2012, were $6.0 million, compared to revenues of $16.4 million for the fourth quarter ended December 31, 2011.  Gross profit for the fourth quarter ended December 29, 2012, was $837,000, or 14.0 percent of revenues, compared to a gross profit of $6.0 million, or 36.6 percent of revenues, for the fourth quarter ended December 31, 2011.

Adjusted EBITDA after adding back net interest expense, benefit of income taxes, depreciation, amortization, stock-based compensation and net non-operating expense (income) was a loss of $3.1 million for the fourth quarter ended December 29, 2012, compared to an adjusted EBITDA income of $718,000 for the prior year period.

Net loss for the fourth quarter ended December 29, 2012, was $4.1 million or $0.14 loss per share, compared to the net loss in the prior year period of $227,000, or $0.01 loss per share.  These results include stock-based compensation expense in the fourth quarter ended December 29, 2012, of $371,000 compared with $397,000 in the year-earlier period.

As of December 29, 2012, cash, cash equivalents, and investments in marketable securities were $8.1 million, total assets were $22.4 million, working capital was $11.1 million, total debt was $3.5 million, and stockholders’ equity was $13.7 million.

Conference Call Information

As previously announced, Netlist is conducting a conference call today to be broadcast live over the Internet at 5:00 pm Eastern Time to discuss and review the financial results for the fourth quarter and full year ended December 29, 2012.  The dial-in number for the call is 1-412-858-4600.  The live webcast and archived replay of the call can be accessed in the Investors section of Netlist’s website at www.netlist.com.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including EBITDA and adjusted EBITDA, may be considered non-GAAP financial measures. Netlist believes this information is useful to investors because it provides a basis for measuring Netlist’s available capital resources, the operating performance of Netlist’s business and Netlist’s cash flow, excluding net interest expense, provisions for income taxes, depreciation, amortization, share-based compensation and non-operating net income and expense that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles. Netlist’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Netlist’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by Netlist may not be comparable to similarly titled amounts reported by other companies.

About Netlist:

Netlist, Inc. designs and manufactures high-performance, logic-based memory subsystems for server and storage applications for cloud computing. Netlist’s flagship products include HyperCloud™, a patented memory technology that breaks traditional memory barriers, NVvault™ and EXPRESSvault™ family of products that significantly accelerate system performance and provide mission critical fault tolerance, and a broad portfolio of industrial Flash and specialty memory subsystems including VLP (very low profile) DIMMs and Planar-X RDIMMs.

Netlist develops technology solutions for customer applications in which high-speed, high-capacity, small form factor and heat dissipation are key requirements for system memory. These customers include OEMs that design and build tower, rack-mounted, and blade servers, high-performance computing clusters, engineering workstations and telecommunications equipment. Founded in 2000, Netlist is headquartered in Irvine, CA with manufacturing facilities in Suzhou, People’s Republic of China and an engineering design center in Silicon Valley, CA. Learn more at www.netlist.com.

Safe Harbor Statement:

This news release contains forward-looking statements regarding future events and the future performance of Netlist. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected. These risks and uncertainties include, but are not limited to, risks associated with the launch and commercial success of our products, programs and technologies; the success of product partnerships; continuing development, qualification and volume production of EXPRESSvault™, NVvault™, HyperCloud® and VLP Planar-X RDIMM; the timing and magnitude of the anticipated decrease in sales to our key customer; our ability to leverage our NVvault™ technology in a more diverse customer base; the rapidly-changing nature of technology; risks associated with intellectual property, including patent infringement litigation against us as well as the costs and unpredictability of litigation over infringement of our intellectual property and the possibility of our patents being reexamined by the United States Patent and Trademark office; volatility in the pricing of DRAM ICs and NAND; changes in and uncertainty of customer acceptance of, and demand for, our existing products and products under development, including uncertainty of and/or delays in product orders and product qualifications; delays in the Company’s and its customers’ product releases and development; introductions of new products by competitors; changes in end-user demand for technology solutions; the Company’s ability to attract and retain skilled personnel; the Company’s reliance on suppliers of critical components and vendors in the supply chain; fluctuations in the market price of critical components; evolving industry standards; and the political and regulatory environment in the People’s Republic of China. Other risks and uncertainties are described in the Company’s annual report on Form 10-K filed on March 29, 2013, and subsequent filings with the U.S. Securities and Exchange Commission made by the Company from time to time. Except as required by law, Netlist undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

(Tables Follow)

For more information, please contact:

Brainerd Communicators, Inc.	Netlist, Inc.
Corey Kinger/Mike Smargiassi (investors)	Gail M. Sasaki
Sharon Oh (media)	Chief Financial Officer
NLST@braincomm.com	(949) 435-0025
(212) 986-6667

Netlist, Inc.

Consolidated Balance Sheets

(in thousands)

	December 29,	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$7,755	$10,535
Investment in marketable securities	415	—
Accounts receivable, net	3,434	11,399
Inventories	7,380	6,057
Prepaid expenses and other current assets	723	806
Total current assets	19,707	28,797

Property and equipment, net	2,560	2,771
Long-term investments in marketable securities	—	444
Other assets	130	161
Total assets	$22,397	$32,173

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,367	$6,155
Accrued payroll and related liabilities	784	1,813
Accrued expenses and other current liabilities	497	460
Accrued engineering charges	450	450
Current portion of long-term debt	3,493	2,144
Total current liabilities	8,591	11,022
Long-term debt, net of current portion	—	1,118
Other liabilities	94	94
Total liabilities	8,685	12,234

Commitments and contingencies

Stockholders’ equity:
Common stock	30	26
Additional paid-in capital	100,403	92,709
Accumulated deficit	(86,721)	(72,740)
Accumulated other comprehensive loss	—	(56)
Total stockholders’ equity	13,712	19,939
Total liabilities and stockholders’ equity	$22,397	$32,173

Netlist, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 29,	December 31,	December 29,	December 31,
	2012	2011	2012	2011

Net sales	$5,963	$16,381	$36,873	$60,729
Cost of sales(1)	5,126	10,389	27,474	40,468
Gross profit	837	5,992	9,399	20,261
Operating expenses:
Research and development(1)	2,618	3,502	12,845	14,924
Selling, general and administrative(1)	2,098	2,694	10,075	10,705
Total operating expenses	4,716	6,196	22,920	25,629
Operating loss	(3,879)	(204)	(13,521)	(5,368)
Other income (expense):
Interest expense, net	(90)	(81)	(338)	(228)
Other (expense) income, net	(146)	2	(134)	(56)
Total other income (expense), net	(236)	(79)	(472)	(284)
Loss before tax benefit	(4,115)	(283)	(13,993)	(5,652)
Income tax benefit	(17)	(56)	(12)	(53)
Net loss	$(4,098)	$(227)	$(13,981)	$(5,599)
Net loss per common share:
Basic and diluted	$(0.14)	$(0.01)	$(0.50)	$(0.22)
Weighted-average common shares outstanding:
Basic and diluted	28,279	28,306	27,853	25,086

(1) Amounts include stock-based compensation expense as follows:

Cost of sales	$9	$28	$114	$79
Research and development	129	134	667	600
Selling, general and administrative	233	235	1,110	941

Netlist, Inc.

Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 29,	December 31,	December 29,	December 31,
	2012	2011	2012	2011

GAAP net loss	$(4,098)	$(227)	$(13,981)	$(5,599)

Interest expense, net	90	81	338	228
Benefit of income taxes	(17)	(56)	(12)	(53)
Depreciation and amortization	446	525	1,987	2,242
EBITDA	(3,579)	323	(11,668)	(3,182)

Stock-based compensation	371	397	1,891	1,620
Other (income) expense, net	146	(2)	134	56
Adjusted EBITDA	$(3,062)	$718	$(9,643)	$(1,506)